UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2026

VYOME HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-37897	26-1828101
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Harvard Square, One Mifflin Place, Suite 400 Cambridge, MA	02138
(Address of principal executive offices)	(Zip Code)

(949) 429-6680

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange on which Registered
Common stock, $0.001 par value per share	HIND	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As further described in Item 5.07 below, on April 24, 2026, the stockholders of Vyome Holdings, Inc. (the “Company”) approved an amendment to the Company’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to decrease the number of shares of the Company’s common stock authorized for issuance from 300,000,000 to 50,000,000 shares.

On April 24, 2026, the Company filed the Certificate of Tenth Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware to effectuate the decrease in authorized shares. Following the effectiveness of the Certificate of Tenth Amendment, the total number of shares of all classes of stock that the Company has authority to issue is 60,000,000 shares, consisting of 50,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share.

The foregoing description of the Certificate of Tenth Amendment is qualified in its entirety by reference to the Certificate of Tenth Amendment, which is filed as Exhibit 3.1 to this Current Report and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 24, 2026, the Company held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”). A total of 4,602,547 shares of common stock representing approximately 65.57% of the aggregate shares outstanding and eligible to vote and constituting a quorum were represented in person or by valid proxies at the Annual Meeting.

Mr. Venkat Nelabhotla and Mr. John Tincoff were elected as Class II directors of the Company to serve until the Company’s 2029 annual meeting of stockholders (the “Election of Directors Proposal”).

The stockholders approved an amendment to the Certificate of Incorporation to decrease the number of shares of common stock authorized for issuance from 300,000,000 to 50,000,000 shares (the “Authorized Common Stock Decrease Proposal”).

The stockholders ratified the appointment of Kreit & Chiu CPA LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (the “Auditor Ratification Proposal”).

The stockholders approved, on a non-binding, advisory basis, the compensation of our named executive officers (the “Advisory Vote on Executive Compensation”).

The final voting results on these matters were as follows:

1.	Election of Directors Proposal:

Name	Votes For	Votes Withheld	Broker Non-Votes
Venkat Nelabhotla	3,775,965	13,181	813,401
John Tincoff	3,776,666	12,480	813,401

2.	Authorized Common Stock Decrease Proposal:

Votes For	Votes Against	Votes Abstained
4,533,916	65,354	3,277

3.	Auditor Ratification Proposal:

Votes For	Votes Against	Votes Abstained
4,525,960	54,810	21,777

4.	Advisory Vote on Executive Compensation:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
3,690,034	79,239	19,873	813,401

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Tenth Amendment to the Restated Certificate of Incorporation of Vyome Holdings, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	The schedules and exhibits to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYOME HOLDINGS, INC.

By:	/s/ Venkat Nelabhotla
Venkat Nelabhotla
President & Chief Executive Officer

Dated: April 29, 2026

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